Exhibit 21.1

State of
Entity                         Incorporation

3070 Niagara Falls Boulevard Holdings, LLC        NY
6726 Transit Road Holdings, LLC                NY
Access Nurse PM, Inc.                      TN
After Hours Pediatrics, Inc.                 FL
American Clinical Resources, Inc.                DE
Anesthesia Management West, Inc.                 CO
Anesthesix Holdings, LLC                    DE
Anesthesix Management, LLC                DE
Anthem Associates, LLC                    FL
Billing Management, LLC                    DE
Clinic Management Services, Inc.                 TN
Conovan Healthcare Recruitment, LLC            CO
D&Y Healthcare Connectors, LLC                AL
Daniel & Yeager, Inc.                     AL
DHP Management Services, Inc.                NC
DHP Parent, Inc.                        NC
ECC Chattsworth Dalton MC, LLC                TN
ECC West Tennessee MC, LLC                TN
Emergency Coverage Corporation                 TN
Emergency Management Midwest, Inc.            OK
Emergency Physician Associates, LLC            NJ
Emergency Professional Services, Inc.            OH
EPA of Woodbury, Inc.                    NJ
Exigence Management Company, Inc.            NY
Florida Hospital Medicine Services, Inc.             FL
GES Emergency Services, Inc.                WV
GES Hospitalist Services, Inc.                WV
Greenbrier Emergency Physicians, Inc.             WV

HCFS Health Care Financial Services, LLC	FL
Health Care Alliance, Inc.                     WV
Health Finance Corporation                DE
Healthcare Revenue Recovery Group, LLC             FL
Hospital Management Midwest, Inc.            OK
Hospital Medicine Associates, LLC             FL
InPhyNet Contracting Services, Inc.             FL
InPhyNet South Broward, Inc.                 FL
Kelly Medical Services Corporation             WV
Marshall Administrative Services, Inc.            DE
Marshall Independent Physicians, LLC            DE
Marshall Medical Management, LLC            DE
Marshall Ohio ED Associates, LLC                OH
Marshall Ohio Hospitalists Associates, LLC            OH
Marshall Physician Services, LLC                DE
Marshall PLLC Holdings, LLC                DE
Marshall West Virginia ED Associates, LLC            WV
MEA Emergency Management, Inc. IL
Medical Management Resources, Inc. FL
Mid-Atlantic ER Physicians, Inc.                TN
Northwest Emergency Physicians, Incorporated WA
Northwest Hospital Medicine Physicians, Inc.        WA
Nurse on Demand, Inc.                    TN
Paragon Contracting Services, Inc.                 FL
Paragon Emergency Services, Inc.                 FL
Physician Underwriting Group, Ltd.            Caymans
Psychiatrists Only, LLC                    GA
Quantum Plus, Inc.                     CA
Southeastern Emergency Physicians of Memphis, Inc.     TN
Southeastern Emergency Physicians, LLC            TN
Southeastern Physician Associates, Inc.             TN
Southwest Florida Emergency Management, Inc.         FL
Spectrum Health International, Inc.                 DE
Spectrum Healthcare Resources, Inc.             DE
Spectrum Healthcare Services, Inc.                DE
Spectrum Primary Care, Inc.                 DE
Team Anesthesia Holdings, LLC                DE
Team Anesthesia, Inc.                     TN
Team Finance, LLC                    DE
Team Health Financial Services, Inc.             TN
Team Health, Inc.                        TN
Team Radiology, Inc. NC
TeamHealth Patient Safety Organization, Inc.        TN
The Emergency Associates for Medicine, Inc.         FL
THMS West Tennessee MC, LLC                TN
THMS-St. Joseph MC, LLC                TN
THSE-Marco Urgent Care, LLC                FL
THSE-South Florida MC, LLC                FL
THW Emergency Management of Houston, Inc.         TX
Wolverine Anesthesia Consultants, Inc.            FL